EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-156771, 333-165551 and 333-176883 on Form S-3 and Registration Statement Nos. 333-152985, 333-82087, 333-148328, 333-136230, and 333-100928 on Form S-8 of our report dated April 23, 2012, relating to the financial statements of Enterprise Financial Services Corp and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the restatement of the 2010 financial statements as described in Note 24) and our report dated April 23, 2012, relating to the effectiveness of the Company's internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness), appearing in the Annual Report on Form 10-K of Enterprise Financial Services Corp for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP
St. Louis, MO
April 23, 2012